EXHIBIT 99.2

FOR IMMEDIATE RELEASE

Investor Relations Contact:                       Media Contact:
Fabrice Klein                                     Brian Kovalesky
404-260-2537                                      626-432-4594 x 114
fklein@interland.com                              bkovalesky@independentmtkg.com
--------------------                              ------------------------------



                INTERLAND TO ACQUIRE WEB HOSTING FIRM HOSTCENTRIC

   TRANSACTION EXPECTED TO RESULT IN $4 MILLION IN ANNUAL RECURRING CASH FLOWS

ATLANTA, December 19, 2002 - Interland, Inc. (Nasdaq: INLD), the leading provider of business-class Web hosting services to small and medium businesses, today announced the acquisition of Hostcentric for $25.8 million in cash and stock. In return for all the outstanding shares of the company, Hostcentric shareholders will receive $3 million in cash and approximately 13.5 million shares of Interland stock. The transaction, which requires the approval of a majority of Hostcentric's shareholders, is expected to close by March 2003.

"Our scale and integration expertise will enable us to rapidly reap the full financial benefits of this transaction, ensuring a good return on investment for our shareholders," said Joel J. Kocher, Interland chief executive officer. "Hostcentric is a professionally managed organization, generating healthy levels of cash flows that will be immediately accretive once we close. Without additional delays to our previously announced centralization timetable, we will enhance Hostcentric's financial contribution to Interland when the integration is completed this summer. We expect this transaction to be significantly accretive, resulting in upwards of $4 million in annual recurring cash flows," said Kocher.

The acquisition of Hostcentric will enhance Interland's scale and widen its lead in the small-business hosting market through the addition of tens of thousands of shared Web sites, hundreds of dedicated servers and over 1,000 reseller channel partners. The combined customer base will benefit from the continued availability of Hostcentric services currently not offered by Interland.

"Joining forces with Interland is a great move for Hostcentric's customers, shareholders and employees," said Hostcentric Chief Executive Officer Greg McKown. "We are very excited by the opportunity to join the market leader and benefit from the long-term opportunities derived from Interland's financial strength."

Interland management will comment further on the positive financial implications of this transaction during its upcoming first-quarter fiscal year 2003 earnings announcement and analyst conference call to be held today at 4:30 p.m. EST.


ABOUT INTERLAND

Interland, Inc. (Nasdaq: INLD) is the leading provider of business-class Web hosting solutions for small and medium businesses, offering a broad portfolio of standardized Web hosting, e-commerce, and application hosting services, from basic Web sites to managed dedicated hosting solutions. More information about Interland can be found at www.interland.com.

ABOUT HOSTCENTRIC

Formed in 2000, Hostcentric is a provider of a broad range of Web hosting services to SME and enterprise customers. More information about Hostcentric can be found at www.hostcentric.com.


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The  foregoing  contains   "forward-looking   statements"  which  are  based  on
management's beliefs as well as on a number of management assumptions concerning future events and on information currently available to management. Such forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside Interland's control, which could cause actual results to differ materially from such statements. Statements regarding the future financial results expected to result from an acquisition are dependent upon the accuracy of numerous assumptions and projections relating to transition and integration costs and other factors, and no assurance can be given of the accuracy of such statements. For a more detailed description of factors that could cause a difference between forward-looking statements and actual results, please see Interland's most recent Form 10-K, Forms 10-Q and Forms 8-K and other filings with the Securities and Exchange Commission. Interland disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ADDITIONAL INFORMATION

Interland, Inc. ("Interland") and Hostcentric ("Hostcentric") will file a joint proxy statement/prospectus and other relevant documents concerning the proposed acquisition with the SEC. Investors of Interland and Hostcentric are urged to read the joint proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC because they will contain important information. You will be able to obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by Interland of charge by requesting them in writing from Fabric Klein at Interland, Inc., 303 Peachtree Center Ave., Suite 500, Atlanta, GA 30303 or by telephone at 404-260-2537.

Interland and Hostcentric, and their respective directors and executive officers, and certain of their employees, may be deemed to be participants in the solicitation of proxies from the stockholders of Interland and Hostcentric in connection with the acquisition. These participants may have interests in the acquisition, including interests resulting from holding options or shares of Interland and Hostcentric common stock. Information about the interests of directors and executive officers of Interland and Hostcentric and their ownership of securities of Interland and Hostcentric will be set forth in the joint proxy statement/prospectus.

Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.

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